Exhibit 99.1

Investors:	Valerie Haertel	Media:	Lowell Weiner
	(201) 269-5781		(201) 269-6986
	valerie_haertel@medco.com		lowell_weiner@medco.com
Medco Delivers Record Third-Quarter 2009 GAAP Diluted EPS of $0.69;
Diluted EPS Excluding Amortization of Intangible Assets of $0.75
Raises and Narrows 2009 EPS Guidance
Guides to 2010 GAAP Diluted EPS Growth of 17 to 22 Percent
Third-Quarter 2009 Highlights:
•	Record GAAP diluted EPS of $0.69, up 19.0 percent from $0.58 in third-quarter 2008

•	Record diluted EPS, excluding $0.06 in amortization of intangible assets from the 2003 spin-off, of $0.75, up 19.0 percent from $0.63 in third-quarter 2008

•	Total net revenues increased 17.8 percent to $14.8 billion

•	Specialty pharmacy revenues increased 19.2 percent to a record of over $2.4 billion

•	Generic dispensing rate increased 3.3 percentage points to a record 67.7 percent

•	EBITDA per adjusted prescription increased to a record $3.27 from $3.19 in third-quarter 2008

•	Cash balance at quarter-end of $2.0 billion, after paying down $400 million of short-term debt
September Year-to-Date 2009 Highlights:
•	Record adjusted prescription volume of over 671 million, up 12.3 percent over 2008

•	Record EBITDA of $2.06 billion, a 12.2 percent increase over 2008

•	Cash flows from operations reached a record $2.5 billion, a three-fold increase over 2008
2009 Guidance Raised and Narrowed:
•	Full-year 2009 GAAP diluted EPS guidance again raised and narrowed from previous guidance to a range of $2.58 to $2.60, now representing 21 to 22 percent growth over 2008.

•	Full-year 2009 diluted EPS, excluding amortization of intangible assets, raised and narrowed to a range of $2.80 to $2.82, now representing 20 to 21 percent growth over 2008.
2010 Guidance:
•	Full-year 2010 GAAP diluted EPS guidance of $3.05 to $3.15, representing growth of 17 to 22 percent over revised 2009 guidance. Full-year 2010 diluted EPS excluding amortization of intangible assets, of $3.28 to $3.38, representing growth of 16 to 21 percent over revised 2009 guidance.
FRANKLIN LAKES, N.J., Nov. 3, 2009 — Medco Health Solutions, Inc. (NYSE: MHS) today reported record third-quarter 2009 GAAP diluted earnings per share of $0.69, up 19.0 percent compared to $0.58 for the third quarter of 2008. Adjusting for the amortization of intangible assets that existed when Medco became a publicly traded company in 2003, third-quarter 2009 diluted earnings per share increased 19.0

Medco Third-Quarter 2009 Earnings Page 2
percent to $0.75, from $0.63 in the third quarter of 2008. With continuing strong performance expected for the remainder of the year, GAAP diluted EPS for 2009 is now projected to grow 21 to 22 percent. On top of this increased 2009 growth expectation, 2010 GAAP diluted EPS is projected to grow an additional 17 to 22 percent.
Medco continues to demonstrate strong momentum in the marketplace. Annualized 2009 new-named and net-new sales stand at records of more than $10 billion and over $8 billion, respectively. For 2010, annualized new-named sales climbed from the $2.8 billion reported last quarter to $4.1 billion, and net-new sales have also surpassed the $4 billion mark.
“Clients are drawn to the value driven by Medco’s innovations, and they have expressed their strong interest and confidence in Medco by awarding us over $20 billion of new business since 2008. Of equal importance, we currently expect to retain 99 percent of our clients in 2010, a new company record,” said David B. Snow Jr., Medco chairman and chief executive officer.
“We continue to leverage the power of our clinical innovations and highly efficient infrastructure to deliver improved care to patients, and reduced costs for the healthcare system — the essence of real healthcare reform. With a specialized patient-centric clinical model — a proven brandable difference — we expect our momentum to continue. This confidence is evident in our raised 2009 earnings guidance and strong 17 to 22 percent GAAP diluted EPS growth expected for 2010,” said Snow.
Financial Results
Medco reported third-quarter total net revenues of $14.8 billion, an increase of 17.8 percent from third-quarter 2008 reflecting contributions from significant new client wins, as well as price inflation on brand-name drugs, partially offset by higher volumes of lower-priced generic drugs. Medco’s generic dispensing rate increased 3.3 percentage points from third-quarter 2008 to a record 67.7 percent. The mail-order generic dispensing rate increased 2.3 percentage points to 58.1 percent and the retail generic dispensing rate increased 3.0 percentage points to 69.4 percent. Higher volumes of lower-priced generic drugs reduced net revenues for third-quarter 2009 by approximately $560 million, representing significant savings for Medco clients and members.
Total prescription volume, adjusting for the difference in days supply between mail-order and retail, of 220.2 million increased 14.1 percent from the third quarter of 2008. Mail-order prescription volume was 25.5 million, a 2.3 percent decrease from third-quarter 2008. Mail volume reflects a decline in brand-name drugs of 7.0 percent, partially offset by a 1.4 percent increase in generic drugs, where clients and members benefit from the highest savings. Significant new business wins drove strong growth in retail volumes, reaching 144.3 million, a 25.4 percent increase over third-quarter 2008. With the strong growth in retail volumes the adjusted mail-order penetration rate decreased 5.9 percentage points from third-quarter 2008 to 34.5 percent. (Please see Table 5 for the calculation of adjusted prescription volume.)
Gross margin for third-quarter 2009 increased 12.5 percent over third-quarter 2008, to a record $1.04 billion. As a result of the significant incremental retail volumes from new clients, the total gross margin percentage decreased 40 basis points to 7.0 percent from 7.4 percent in the third quarter of 2008.
Selling, general and administrative (SG&A) expenses of $369 million increased $21.8 million over third-quarter 2008, reflecting higher performance-related compensation expense for 2009 and increased depreciation expense associated with investments across the business.
Earnings Before Interest Income/Expense, Taxes, Depreciation and Amortization (EBITDA) reached a record $719.3 million, an increase of 16.7 percent, or $103.1 million, over the same quarter last year.

Medco Third-Quarter 2009 Earnings Page 3
EBITDA per adjusted prescription increased to a record $3.27 from $3.19 in the third quarter of 2008. (Please refer to Table 6 for a reconciliation of EBITDA to reported net income.)
Total interest and other (income) expense, net, of $39.9 million in third-quarter 2009 decreased by 31.4 percent, or $18.3 million, compared to the same period in 2008, largely attributable to lower interest rates on debt and higher cash balances.
Income before the provision for income taxes of $552.7 million increased 23.3 percent over third-quarter 2008.
The third-quarter 2009 effective tax rate was 39.3 percent, compared to 34.0 percent in the third quarter of 2008. The third-quarter 2008 effective tax rate included a state income tax benefit that improved the third-quarter 2008 rate by over 5 percentage points.
Record net income of $335.6 million increased 13.5 percent over the same quarter last year.
Medco cash flows from operations for year-to-date September 2009 increased more than three-fold to $2.5 billion from $797 million for the same period in 2008. The company closed the third quarter of 2009 with $2.0 billion of cash on its balance sheet, after paying down $400 million of short-term debt.
“Our GAAP diluted EPS growth of 19.0 percent over third-quarter 2008 is even more impressive considering that the third-quarter 2008 EPS included a $0.05 state income tax benefit,” said Richard J. Rubino, Chief Financial Officer.
Specialty Pharmacy Group
Revenues for Accredo Health Group grew 19.2 percent to a record of over $2.4 billion, compared to $2.0 billion in the third quarter of 2008, reflecting the contribution from significant new client wins and continued growth across the specialty business.
Accredo’s gross margin was 7.4 percent in the third quarter of 2009 compared to 8.1 percent for the same period in 2008, reflecting channel mix. Accredo achieved operating income growth of 19.5 percent, earning a record $93.2 million in the quarter, up from $78.0 million in the third quarter of 2008.
Share Repurchase Program
As part of its $3 billion share repurchase program, through September year-to-date, Medco repurchased 23.6 million shares at a total cost of $1.01 billion with an average per share cost of $42.71. These repurchases took place in the first and second quarters of 2009, with no shares repurchased in the third quarter. Since the inception of the current program in November 2008, Medco has repurchased 28.7 million shares for a total cost of $1.21 billion with an average per-share cost of $42.01.
Guidance
Medco raised and narrowed its full-year 2009 GAAP diluted EPS guidance to a range of $2.58 to $2.60, representing 21 to 22 percent growth over 2008. Previous GAAP diluted EPS guidance, which was raised and narrowed as of the second quarter 2009, reflected a range of $2.54 to $2.59 and 19 to 22 percent growth over 2008.
Excluding amortization of intangible assets, diluted EPS was raised and narrowed to a range of $2.80 to $2.82, representing 20 to 21 percent growth over 2008. Previous diluted EPS guidance, which was raised and narrowed as of the second quarter 2009, reflected a range of $2.76 to $2.81 and 18 to 21 percent growth over 2008.

Medco Third-Quarter 2009 Earnings Page 4
For the full-year 2010, Medco expects to achieve GAAP diluted EPS in the range of $3.05 to $3.15, representing growth of 17 to 22 percent over the raised 2009 guidance. Diluted EPS in 2010 excluding amortization of intangible assets, of $3.28 to $3.38, represents 16 to 21 percent growth over the raised 2009 guidance.
“We are confident in the power of our business model to drive meaningful value for our clients, members and shareholders. A solid balance sheet and strong earnings growth fueled by significant new client wins and record client retention rates are key elements of our long-term financial success. We also remain focused on driving working capital improvements, projecting a record $3.2 billion in 2009 operating cash flows, a level approximately two times what was generated in 2008. With this achievement, the stage will be set to further improve return on invested capital, which is growing from 20 percent in 2008 to an expected 25 percent in 2009, with a target of well over 30 percent in 2010. We believe this success will drive shareholder value for years to come,” said Rubino.
Use of Non-GAAP Measures
Medco calculates and uses EBITDA and EBITDA per adjusted prescription as indicators of its ability to generate cash from its reported operating results. These measurements are used in concert with net income and cash flows from operations, which measure actual cash generated in the period. In addition, Medco believes that EBITDA and EBITDA per adjusted prescription are supplemental measurement tools used by analysts and investors to help evaluate overall operating performance and the ability to incur and service debt and make capital expenditures. EBITDA does not represent funds available for Medco’s discretionary use and is not intended to represent or to be used as a substitute for net income or cash flows from operations data as measured under U.S. Generally Accepted Accounting Principles (GAAP). The items excluded from EBITDA, but included in the calculation of reported net income, are significant components of the consolidated statements of income and must be considered in performing a comprehensive assessment of overall financial performance. EBITDA, and the associated year-to-year trends, should not be considered in isolation. Medco’s calculation of EBITDA may not be consistent with calculations of EBITDA used by other companies.
EBITDA per adjusted prescription is calculated by dividing EBITDA by the adjusted prescription volume for the period. This measure is used as an indicator of EBITDA performance on a per-unit basis, providing insight into the cash-generating potential of each prescription. EBITDA, and as a result, EBITDA per adjusted prescription, are affected by the changes in prescription volumes between retail and mail order, the relative representation of brand-name, generic and specialty pharmacy drugs, as well as the level of efficiency in the business. Adjusted prescription volume equals substantially all mail-order prescriptions multiplied by three, plus retail prescriptions. These mail-order prescriptions are multiplied by three to adjust for the fact that they include approximately three times the amount of product days supplied compared with retail prescriptions.
Medco uses diluted earnings per share excluding intangible asset amortization expense that existed when Medco became a public company in 2003 as a supplemental measure of operating performance. The excluded amortization is associated with intangible assets that substantially arose in connection with the acquisition of Medco by Merck & Co., Inc. in 1993 and were pushed down to Medco’s balance sheet. The company believes that diluted earnings per share, excluding the amortization of these intangibles, is a useful measure because by adjusting for this significant non-cash item it enhances comparability of the company’s financial results with its peers. The intangible asset amortization resulting from Medco’s acquisitions, such as the acquisitions of Accredo Health, Incorporated in August 2005, and PolyMedica Corporation in October 2007, are not part of the excluded amortization in this calculation because they result from Medco investment decisions.

Medco Third-Quarter 2009 Earnings Page 5
Conference Call
Management will hold a conference call to review Medco’s financial results and operating outlook on November 3, 2009 at 8:30 a.m. ET.
To access the live conference call via telephone:
Dial in: (800) 949-5383 from inside the U.S., or (706) 679-3440 from outside the U.S.
To access the live webcast:
Visit the Investor Relations section at www.medcohealth.com/investor.
For a replay of the call:
A replay of the call will be available after the event on November 3, 2009 through November 17, 2009. Dial in: (800) 642-1687 from inside the U.S., or (706) 645-9291 from outside the U.S. Please use pass code 34291401.
About Medco
Medco Health Solutions, Inc. (NYSE: MHS) is pioneering the world’s most advanced pharmacy® and its clinical research and innovations are part of Medco making medicine smarter™ for more than 60 million members.
With more than 20,000 employees dedicated to improving patient health and reducing costs for a wide range of public and private sector clients, and 2008 revenue exceeding $51 billion, Medco ranks 45th on the Fortune 500 list and is named among the world’s most innovative, most admired and most trustworthy companies.
For more information, go to http://www.medcohealth.com.
This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the pharmacy benefit management (“PBM”) and specialty pharmacy industries, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance” and similar expressions to identify these forward-looking statements. Medco’s actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including those set forth below.
•	Competition in the PBM, specialty pharmacy and the broader healthcare industry is intense and could impair our ability to attract and retain clients;

•	Failure to retain key clients and their members, either as a result of economic conditions, increased competition or other factors, could result in significantly decreased revenues and could harm our profitability;

Medco Third-Quarter 2009 Earnings Page 6
•	If we do not continue to earn and retain purchase discounts and rebates from manufacturers at current levels, our gross margins may decline;

•	If we are unable to effectively integrate acquired businesses into ours, our operating results may be adversely affected. Even if we are successful, the integration of these businesses has required, and will likely continue to require, significant resources and management attention;

•	If we fail to comply with complex and evolving laws and regulations in the U.S. and internationally, we could suffer penalties, or be required to pay substantial damages or make significant changes to our operations;

•	Government efforts to reduce healthcare costs and alter healthcare financing practices could lead to a decreased demand for our services or to reduced profitability;

•	Failure in continued execution of our retiree strategy, including the potential loss of Medicare Part D-eligible members, could adversely impact our business and financial results;

•	PBMs could be subject to claims under ERISA if they are found to be a fiduciary of a health benefit plan governed by ERISA;

•	Pending litigation could adversely impact our business practices and have a material adverse effect on our business, financial condition, liquidity and operating results;

•	We are subject to corporate integrity agreements and noncompliance may impede our ability to conduct business with the federal government;

•	New legislative or regulatory initiatives that restrict or prohibit the PBM industry’s ability to use patient identifiable medical information could limit our ability to use information that is critical to the operation of our business;

•	Our Specialty Pharmacy business is highly dependent on our relationships with a limited number of biopharmaceutical suppliers and the loss of any of these relationships could significantly impact our ability to sustain or improve our financial performance;

•	Our ability to grow our Specialty Pharmacy business could be limited if we do not expand our existing base of drugs or if we lose patients;

•	Our Specialty Pharmacy business, certain revenues from diabetes testing supplies and our Medicare Part D offerings expose us to increased credit risk;

•	Changes in industry pricing benchmarks could adversely affect our financial performance;

•	The terms and covenants relating to our existing indebtedness could adversely impact our financial performance and our liquidity;

•	Prescription volumes may decline, and our net revenues and profitability may be negatively impacted, if the safety risk profiles of drugs increase or if drugs are withdrawn from the market, including as a result of manufacturing issues, or if prescription drugs transition to over-the-counter products;

•	We may be subject to liability claims for damages and other expenses that are not covered by insurance;

•	The success of our business depends on maintaining a well-secured pharmacy operation and technology infrastructure. Additionally, significant disruptions to our infrastructure or any of our facilities due to failure to execute security measures or failure to execute business continuity plans in the event of an epidemic or pandemic such as H1N1 influenza (swine flu) or some other catastrophic event could adversely impact our business;

•	We could be required to record a material non-cash charge to income if our recorded intangible assets or goodwill are impaired, or if we shorten intangible asset useful lives;

•	Changes in reimbursement rates, including competitive bidding for durable medical equipment suppliers, could negatively affect our Accredo and PolyMedica revenues and profits; and

Medco Third-Quarter 2009 Earnings Page 7
•	Anti-takeover provisions of the Delaware General Corporation Law (“DGCL”), our certificate of incorporation and our bylaws could delay or deter a change in control and make it more difficult to remove incumbent officers and directors.
The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect our business described in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the Securities and Exchange Commission.
Medco Health Solutions, Inc.
Condensed Consolidated Statements of Income
(Unaudited)
(In millions, except for per share data)
Table 1.

	Quarters Ended		Nine Months Ended
	September 26,	September 27,	September 26,	September 27,
	2009	2008	2009	2008
Product net revenues (Includes retail co-payments of $2,115 and $1,828 in the third quarters of 2009 and 2008, and $6,487 and $5,830 in the nine months of 2009 and 2008)	$14,590.8	$12,390.3	$43,936.6	$37,804.3
Service revenues	204.0	168.8	622.5	492.3

Total net revenues	14,794.8	12,559.1	44,559.1	38,296.6

Cost of operations:
Cost of product net revenues (Includes retail co- payments of $2,115 and $1,828 in the third quarters of 2009 and 2008, and $6,487 and $5,830 in the nine months of 2009 and 2008)	13,696.5	11,580.7	41,384.7	35,391.5
Cost of service revenues	58.3	53.6	174.6	146.7

Total cost of revenues	13,754.8	11,634.3	41,559.3	35,538.2
Selling, general and administrative expenses	369.0	347.2	1,080.0	1,044.0
Amortization of intangibles	78.4	71.1	230.1	211.2
Interest expense	43.3	61.5	131.8	173.6
Interest (income) and other (income) expense, net	(3.4)	(3.3)	(9.1)	(3.7)

Total costs and expenses	14,242.1	12,110.8	42,992.1	36,963.3

Income before provision for income taxes	552.7	448.3	1,567.0	1,333.3
Provision for income taxes	217.1	152.6	628.3	504.7

Net income	$335.6	$295.7	$938.7	$828.6

Basic weighted average shares outstanding	475.4	503.3	482.4	512.7
Basic earnings per share	$0.71	$0.59	$1.95	$1.62

Diluted weighted average shares outstanding	484.7	513.4	491.0	523.0
Diluted earnings per share	$0.69	$0.58	$1.91	$1.58

Medco Third-Quarter 2009 Earnings Page 8
Medco Health Solutions, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In millions)
Table 2.

	September 26,	December 27,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$2,020.3	$938.4
Short-term investments	47.6	64.0
Manufacturer accounts receivable, net	1,810.9	1,858.9
Client accounts receivable, net	1,646.0	1,680.5
Income taxes receivable	197.5	213.4
Inventories, net	1,341.4	1,856.5
Prepaid expenses and other current assets	59.6	326.6
Deferred tax assets	222.8	159.2

Total current assets	7,346.1	7,097.5
Property and equipment, net	869.1	854.1
Goodwill	6,335.2	6,331.4
Intangible assets, net	2,500.6	2,666.4
Other noncurrent assets	60.8	61.5

Total assets	$17,111.8	$17,010.9

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Claims and other accounts payable	$2,768.8	$2,878.9
Client rebates and guarantees payable	2,146.7	1,658.7
Accrued expenses and other current liabilities	620.8	660.4
Short-term debt	211.7	600.0

Total current liabilities	5,748.0	5,798.0
Long-term debt, net	3,999.2	4,002.9
Deferred tax liabilities	995.8	1,065.3
Other noncurrent liabilities	206.4	186.8

Total liabilities	10,949.4	11,053.0

Total stockholders’ equity	6,162.4	5,957.9

Total liabilities and stockholders’ equity	$17,111.8	$17,010.9

	September 26,	December 27,
	2009	2008
Balance Sheet Debt:
Accounts receivable financing facility	$200.0	$600.0
Other short-term debt	11.7	—
Senior unsecured revolving credit facility	1,000.0	1,000.0
Senior unsecured term loan	1,000.0	1,000.0
7.25% senior notes due 2013, net of unamortized discount	498.1	497.8
6.125% senior notes due 2013, net of unamortized discount	298.7	298.5
7.125% senior notes due 2018, net of unamortized discount	1,188.9	1,188.2
Fair value of interest rate swap agreements	13.5	18.4

Total debt	$4,210.9	$4,602.9

Medco Third-Quarter 2009 Earnings Page 9
Medco Health Solutions, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In millions)
Table 3.

	Nine Months Ended
	September 26,	September 27,
	2009	2008
Cash flows from operating activities:
Net income	$938.7	$828.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	135.8	117.7
Amortization of intangibles	230.1	211.2
Deferred income taxes	(162.9)	(89.4)
Stock-based compensation on employee stock plans	109.1	97.8
Tax benefit on employee stock plans	81.5	63.6
Excess tax benefits from stock-based compensation arrangements	(46.3)	(39.3)
Other	106.7	80.9
Net changes in assets and liabilities (net of acquisition effects, 2008 only):
Manufacturer accounts receivable, net	48.0	(306.8)
Client accounts receivable, net	(69.0)	(203.9)
Inventories, net	514.9	2.5
Prepaid expenses and other current assets	267.2	213.6
Income taxes receivable	15.9	4.5
Other noncurrent assets	9.9	10.5
Claims and other accounts payable	(110.5)	(651.5)
Client rebates and guarantees payable	487.9	555.6
Accrued expenses and other current and noncurrent liabilities	(13.4)	(98.4)

Net cash provided by operating activities	2,543.6	797.2

Cash flows from investing activities:
Capital expenditures	(154.3)	(156.5)
Purchases of securities and other assets	(122.4)	(73.0)
Cash paid for Europa Apotheek Venlo B.V., net of cash acquired	—	(126.5)
Proceeds from sale of securities and other investments	59.6	69.0

Net cash used by investing activities	(217.1)	(287.0)

Cash flows from financing activities:
Proceeds from long-term debt	—	3,235.7
Repayments on long-term debt	—	(2,150.0)
Proceeds from short-term debt	11.7	—
Repayments under accounts receivable financing facility	(400.0)	—
Debt issuance costs	(0.3)	(11.3)
Settlement of cash flow hedge	—	(45.4)
Purchases of treasury stock	(1,007.1)	(1,956.3)
Excess tax benefits from stock-based compensation arrangements	46.3	39.3
Net proceeds from employee stock plans	104.8	44.5

Net cash used by financing activities	(1,244.6)	(843.5)

Net increase (decrease) in cash and cash equivalents	1,081.9	(333.3)
Cash and cash equivalents at beginning of period	938.4	774.1

Cash and cash equivalents at end of period	$2,020.3	$440.8

Medco Third-Quarter 2009 Earnings Page 10
Medco Health Solutions, Inc.
Consolidated Income Statement Results
(Unaudited)
(In millions)
Table 4.

					Nine Months			Nine Months
	Quarter Ended			Quarter Ended	Ended			Ended
	September 26,			September 27,	September 26,			September 27,
	2009	Variance		2008	2009	Variance		2008 (1)
Consolidated income statement results
Retail product revenues (2)	$9,021.7	$2,075.7	29.9%	$6,946.0	$27,281.0	$5,762.7	26.8%	$21,518.3
Mail-order product revenues	5,569.1	124.8	2.3%	5,444.3	16,655.6	369.6	2.3%	16,286.0

Total product net revenues (2)	14,590.8	2,200.5	17.8%	12,390.3	43,936.6	6,132.3	16.2%	37,804.3

Client and other service revenues	165.2	38.2	30.1%	127.0	506.2	145.9	40.5%	360.3
Manufacturer service revenues	38.8	(3.0)	-7.2%	41.8	116.3	(15.7)	-11.9%	132.0

Total service revenues	204.0	35.2	20.9%	168.8	622.5	130.2	26.4%	492.3

Total net revenues (2)	14,794.8	2,235.7	17.8%	12,559.1	44,559.1	6,262.5	16.4%	38,296.6

Cost of product net revenues (2)	13,696.5	2,115.8	18.3%	11,580.7	41,384.7	5,993.2	16.9%	35,391.5
Cost of service revenues	58.3	4.7	8.8%	53.6	174.6	27.9	19.0%	146.7

Total cost of revenues (2)	13,754.8	2,120.5	18.2%	11,634.3	41,559.3	6,021.1	16.9%	35,538.2
Selling, general and administrative expenses	369.0	21.8	6.3%	347.2	1,080.0	36.0	3.4%	1,044.0
Amortization of intangibles	78.4	7.3	10.3%	71.1	230.1	18.9	8.9%	211.2
Interest expense	43.3	(18.2)	-29.6%	61.5	131.8	(41.8)	-24.1%	173.6
Interest (income) and other (income) expense, net	(3.4)	(0.1)	3.0%	(3.3)	(9.1)	(5.4)	N/M *	(3.7)

Income before provision for income taxes	552.7	104.4	23.3%	448.3	1,567.0	233.7	17.5%	1,333.3
Provision for income taxes	217.1	64.5	42.3%	152.6	628.3	123.6	24.5%	504.7

Net Income	$335.6	$39.9	13.5%	$295.7	$938.7	$110.1	13.3%	$828.6

Diluted earnings per share:
Weighted average shares outstanding	484.7	(28.7)	-5.6%	513.4	491.0	(32.0)	-6.1%	523.0
Earnings per share	$0.69	$0.11	19.0%	$0.58	$1.91	$0.33	20.9%	$1.58

Earnings per share, excluding intangible amortization (3)	$0.75	$0.12	19.0%	$0.63	$2.08	$0.34	19.5%	$1.74

Gross margin (4)
Product	$894.3	$84.7	10.5%	$809.6	$2,551.9	$139.1	5.8%	$2,412.8
Product gross margin percentage	6.1%	-0.4%		6.5%	5.8%	-0.6%		6.4%
Service	$145.7	$30.5	26.5%	$115.2	$447.9	$102.3	29.6%	$345.6
Service gross margin percentage	71.4%	3.2%		68.2%	72.0%	1.8%		70.2%
Total	$1,040.0	$115.2	12.5%	$924.8	$2,999.8	$241.4	8.8%	$2,758.4
Total gross margin percentage	7.0%	-0.4%		7.4%	6.7%	-0.5%		7.2%

*	Not meaningful.

(1)	Includes majority-owned Europa Apotheek Venlo’s operating results commencing on the April 28, 2008 acquisition date.

(2)	Includes retail co-payments of $2,115 million and $1,828 million for the third quarters of 2009 and 2008, and $6,487 million and $5,830 million for the nine months of 2009 and 2008.

(3)	Please refer to Table 8 for reconciliation of the earnings per share excluding intangible amortization.

(4)	Defined as net revenues minus cost of revenues.

Medco Third-Quarter 2009 Earnings Page 11
Medco Health Solutions, Inc.
Consolidated Selected Information
(Unaudited)
(In millions)
Table 5.

					Nine Months			Nine Months
	Quarter Ended			Quarter Ended	Ended			Ended
	September 26,			September 27,	September 26,			September 27,
	2009	Variance		2008	2009	Variance		2008 (1)
Volume Information
Retail prescriptions	144.3	29.2	25.4%	115.1	441.3	79.5	22.0%	361.8
Mail-order prescriptions	25.5	(0.6)	-2.3%	26.1	77.1	(2.0)	-2.5%	79.1

Total prescriptions	169.8	28.6	20.3%	141.2	518.4	77.5	17.6%	440.9

Adjusted prescriptions (2)	220.2	27.2	14.1%	193.0	671.3	73.5	12.3%	597.8
Adjusted mail-order penetration (3)	34.5%	-5.9%		40.4%	34.3%	-5.2%		39.5%

Other volume (4)	1.8	0.2	12.5%	1.6	5.2	0.9	20.9%	4.3

Generic Dispensing Rate Information
Retail generic dispensing rate	69.4%	3.0%		66.4%	69.0%	3.3%		65.7%
Mail-order generic dispensing rate	58.1%	2.3%		55.8%	57.7%	3.0%		54.7%
Overall generic dispensing rate	67.7%	3.3%		64.4%	67.3%	3.5%		63.8%

Manufacturer Rebate Information
Rebates earned	$1,353	$228	20.3%	$1,125	$3,990	$750	23.1%	$3,240
Percent of rebates retained	14.1%	-4.1%		18.2%	13.5%	-5.5%		19.0%

Depreciation Information
Cost of revenues depreciation	$12.5	$2.3	22.5%	$10.2	$35.6	$3.7	11.6%	$31.9
SG&A expenses depreciation	35.8	7.4	26.1%	28.4	100.2	14.4	16.8%	85.8

Total depreciation	$48.3	$9.7	25.1%	$38.6	$135.8	$18.1	15.4%	$117.7

(1)	Includes majority-owned Europa Apotheek Venlo’s operating results commencing on the April 28, 2008 acquisition date.

(2)	Adjusted prescription volume equals substantially all mail-order prescriptions multiplied by three, plus retail prescriptions. These mail-order prescriptions are multiplied by three to adjust for the fact that they include approximately three times the amount of product days supplied compared with retail prescriptions.

(3)	The percentage of adjusted mail-order prescriptions to total adjusted prescriptions.

(4)	Represents over-the-counter drugs, as well as diabetes supplies primarily dispensed by PolyMedica.
Medco Health Solutions, Inc.
Consolidated EBITDA
(Unaudited)
(In millions, except for EBITDA per adjusted prescription data)
Table 6.

	Quarters Ended			Nine Months Ended
	September 26,	September 27,		September 26,	September 27,
	2009	2008		2009	2008 (1)
EBITDA Reconciliation:
Net income	$335.6	$295.7		$938.7	$828.6
Add:
Interest expense	43.3	61.5		131.8	173.6
Interest (income) and other (income) expense, net	(3.4)	(3.3)		(9.1)	(3.7)	(2)
Provision for income taxes	217.1	152.6	(3)	628.3	504.7	(3)
Depreciation expense	48.3	38.6		135.8	117.7
Amortization expense	78.4	71.1		230.1	211.2

EBITDA	$719.3	$616.2		$2,055.6	$1,832.1

Adjusted prescriptions (4)	220.2	193.0		671.3	597.8

EBITDA per adjusted prescription	$3.27	$3.19		$3.06	$3.06

(1)	Includes majority-owned Europa Apotheek Venlo’s operating results commencing on the April 28, 2008 acquisition date.

(2)	Includes a $9.8 million charge for the ineffective portion of the forward-starting interest rate swap agreements associated with the March 2008 issuance of senior notes.

(3)	Includes a third-quarter 2008 nonrecurring state income tax benefit of $28 million primarily resulting from statute of limitations expirations in certain states.

(4)	Adjusted prescription volume equals substantially all mail-order prescriptions multiplied by three, plus retail prescriptions. These mail-order prescriptions are multiplied by three to adjust for the fact that they include approximately three times the amount of product days supplied compared with retail prescriptions.

Medco Third-Quarter 2009 Earnings Page 12
Medco Health Solutions, Inc.
Accredo Health Group (Specialty Pharmacy) Segment Results
(Unaudited)
(In millions)
Table 7.

					Nine Months			Nine Months
	Quarter Ended			Quarter Ended	Ended			Ended
	September 26,			September 27,	September 26,			September 27,
	2009	Variance		2008	2009	Variance		2008
Specialty Pharmacy:
Product net revenues	$2,377.4	$380.5	19.1%	$1,996.9	$7,002.9	$1,171.0	20.1%	$5,831.9
Service revenues	23.2	5.4	30.3%	17.8	68.1	13.6	25.0%	54.5

Total net revenues	2,400.6	385.9	19.2%	2,014.7	7,071.0	1,184.6	20.1%	5,886.4
Total cost of revenues	2,223.1	371.6	20.1%	1,851.5	6,540.1	1,120.0	20.7%	5,420.1
Selling, general and administrative expenses	70.4	(3.7)	-5.0%	74.1	221.3	(2.1)	-0.9%	223.4
Amortization of intangibles	13.9	2.8	25.2%	11.1	36.6	3.2	9.6%	33.4

Operating Income	$93.2	$15.2	19.5%	$78.0	$273.0	$63.5	30.3%	$209.5

Gross Margin (1)	$177.5	$14.3	8.8%	$163.2	$530.9	$64.6	13.9%	$466.3
Gross margin percentage	7.4%	-0.7%		8.1%	7.5%	-0.4%		7.9%

(1)	Defined as net revenues minus cost of revenues.
Medco Health Solutions, Inc.
Earnings Per Share Reconciliation
(Unaudited)
Table 8.

	Quarters Ended		Nine Months Ended
	September 26,	September 27,	September 26,	September 27,
	2009	2008	2009	2008
Earnings Per Share Reconciliation:
GAAP diluted earnings per share	$0.69	$0.58	$1.91	$1.58
Adjustment for the amortization of intangible assets (1)	0.06	0.05	0.17	0.16

Diluted earnings per share, excluding intangible amortization	$0.75	$0.63	$2.08	$1.74

(1)	This adjustment represents the per share effect of the intangible amortization from the 2003 spin-off, when Medco became a publicly traded company.
Medco Health Solutions, Inc.
Guidance Information
(Unaudited)
Table 9.

	Full Year ended	Estimated		Estimated
	December 27, 2008	Full Year Ended December 26, 2009		Full Year Ended December 25, 2010
	Actual	Low End	High End	Low End	High End
Earnings Per Share Guidance Reconciliation:
GAAP diluted earnings per share	$2.13	$2.58	$2.60	$3.05	$3.15
Adjustment for the amortization of intangible assets (1)	0.20	0.22	0.22	0.23	0.23

Diluted earnings per share, excluding intangible amortization	$2.33	$2.80	$2.82	$3.28	$3.38

Diluted earnings per share growth over prior year		21%	22%	17%	22%
Diluted earnings per share growth over prior year, excluding intangible amortization		20%	21%	16%	21%

(1)	This adjustment represents the per share effect of the intangible amortization from the 2003 spin-off, when Medco became a publicly traded company.